EXHIBIT 3.1

RESTATED

CERTIFICATE OF INCORPORATION

OF

REGIONS FINANCIAL CORPORATION

Regions Financial Corporation (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby certificate as follows:

First: The name of the Corporation is Regions Financial Corporation.

Second. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 13, 2004, under the name New Regions Financial Corporation. The name of the Corporation was changed to Regions Financial Corporation on July 1, 2004.

Third. This Restated Certificate of Incorporation is being adopted by the Corporation’s Board of Directors in accordance with the applicable provisions of Section 245 of the General Corporation Law of the State of Delaware and restates and integrates, and does not further amend the provisions of the corporation’s certificate of incorporation as heretofore amended, restated or supplemented, and there is no discrepancy between these provisions and the provisions of this Restated Certificate of Incorporation.

Fourth. The text of the Certificate of incorporation of the Corporation, as previously amended and restated is hereby restated to read in full, as follows:

RESTATED CERTIFICATE OF INCORPORATION OF

REGIONS FINANCIAL CORPORATION

FIRST. The name of the corporation is Regions Financial Corporation.

SECOND. The address of its registered office in the State of Delaware is 2711 Centerville Road in the City of Wilmington, County of New Castle. The name of the registered agent at such address is Corporation Service Company. The principal office of the corporation shall be in the State of Alabama and shall be located in the City of Birmingham, County of Jefferson. Directors’ meetings (unless from time to time specifically otherwise ordered by the Board of Directors) and appropriate corporate functions shall be held in Birmingham. The chief executive officer may, for his convenience, in discharging his duties, locate at whatever place he deems desirable the necessary secretarial and personal assistants for the efficient operation of his office. The corporation may have such other offices, either within or without the State of Alabama, as the Board of Directors may designate or as the business of the corporation may require from time to time. Specialized personnel, such as auditors, examiners, public relation officers, etc., shall be located in such cities as the Directors may from time to time order.

THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. The total number of shares of all classes of stock which the corporation shall have the authority to issue is One Billion Five Hundred Ten Million (1,510,000,000) of which One Billion Five Hundred Million (1,500,000,000) shares are to be common stock (hereinafter called the “Common Stock”), of a par value of one cent ($.01) each, and Ten Million (10,000,000) shares are to be Preferred Stock (hereinafter called the “Preferred Stock”) of the par value of one dollar ($1) each.

(1) Shares of Preferred Stock may be issued in one or more series from time to time by the board of directors, and the board of directors is expressly authorized to fix by resolution or resolutions the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the shares of each series of Preferred Stock, including without limitation the following:

(a) the distinctive serial designation of such series which shall distinguish it from other series;

(b) the number of shares included in such series;

(c) the dividend rate (or method of determining such rate) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates upon which such dividends shall be payable;

(d) whether dividends on the shares of such series shall be cumulative and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

(e) the amount or amounts which shall be payable out of the assets of the corporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution, or winding up the corporation, and the relative rights of priority, if any, of payment of the shares of such series;

(f) the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events;

(g) the obligation, if any, of the corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(h) whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation, and the price or prices or rate or rates of exchange or conversion and any adjustments applicable thereto; and

(i) whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law (if any), and if so the terms of such voting rights.

(2) Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of any class or series of Preferred Stock set forth in this certificate of incorporation, as it may be amended from time to time, may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of such class or series, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware or any corresponding provision hereafter enacted.

(3) Authority is hereby expressly granted to the Board of Directors from time to time to issue any authorized but unissued shares of Common Stock for such consideration and on such terms as it may determine.

FIFTH. [Reserved].

SIXTH. The corporation is to have perpetual existence.

SEVENTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized.

(1) To make, alter or repeal the by-laws of the corporation, except as otherwise may be provided by such by-laws.

(2) To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

(3) To declare such lawful dividends, either in cash or stock of the corporation, as in its discretion it may deem advisable.

(4) To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purposes and to abolish any such reserve in the manner in which it was created.

(5) To fix the number of Directors which shall constitute the whole Board, subject to the following:

(a) The number of Directors constituting the entire Board shall be fixed from time to time by vote of a majority of the entire Board except as may be otherwise provided in the By-Laws of the corporation, provided, however, that the number of Directors shall not be reduced so as to shorten the term of any Director at the time in office.

(b) At the annual meeting of stockholders that is held in calendar year 2007, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the annual meeting of stockholders that is held in calendar year 2010 and until such directors’ successors shall have been elected and qualified. Commencing at the annual meeting of stockholders that is held in calendar year 2008, directors shall be elected annually for terms of one year, except that any director in office at the 2008 annual meeting whose term expires at the annual meeting of directors held in calendar year 2009 or 2010 (a “Continuing Classified Director”) shall continue to hold office until the end of the term for which such director was elected and until such director’s successor shall have been elected and qualified. At each annual meeting of stockholders thereafter, all directors shall be elected for terms expiring at the next annual meeting of stockholders and until such directors’ successors shall have been elected and qualified. Except as otherwise provided in the By-Laws of the corporation, any vacancies in the Board of Directors for any reason, and any created directorships resulting from any increase in the number of Directors may be filled by the Board of Directors, acting by a majority of Directors then in office, although less than a quorum. Any directors so chosen shall hold office until the end of the term to which such directors’ predecessors were elected and until their successors shall be elected and qualified. No decrease in the number of Directors shall shorten the term of any incumbent Director.

(c) Notwithstanding any other provisions of this certificate of incorporation or the By-Laws of the corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this certificate of incorporation or the By-Laws of the corporation), any Director or the entire Board of Directors of the corporation may be removed at any time, with or without cause but only by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose; provided however, that Continuing Classified Directors may be removed at any time, but only for cause and only by the affirmative vote of the holders of 75% or more of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.

(d) In the event that the holders of any class or series of stock of the corporation shall be entitled, voting separately as a class, to elect any directors of the corporation, then the number of directors that may be elected by such holders shall be in addition to the number fixed pursuant to the By-Laws and, except as otherwise expressly provided in the terms of such class or series, the terms of the directors elected by such holders shall expire at the annual meeting of stockholders next succeeding their election.

(6)    (a)    Except as set forth in Clause (d) of this paragraph (6) of Article Seventh, the affirmative vote of the holders of at least 75% of the outstanding shares of the corporation entitled to vote in election of Directors shall be required to effect or validate:

(1) any merger or consolidation with or into any other corporation, or

(2) any sale or lease of all or a substantial part of the assets of the corporation to any other corporation, person or other entity,

if, in the case of both (1) and (2), as of the record date for determination of stockholders entitled to notice thereof and to vote thereon, such other corporation, person or entity which is party to such a transaction is the beneficial owner, directly or indirectly, of 5% or more of the outstanding shares of the corporation entitled to vote in elections of directors. Such affirmative vote shall be in addition to any vote of the holders of the shares of the corporation otherwise required by law, this certificate of incorporation or any agreement between the corporation and any national securities exchange.

(b)     For purpose of this paragraph (6) any corporation, person or other entity shall be deemed to be the beneficial owner of any shares of the corporation:

(1) which it owns directly, whether or not of record, or

(2) which it has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants or options or otherwise, or

(3) which are beneficially owned, directly or indirectly (including shares deemed to be owned through application of clause (2) above), by an “affiliate” or “associate” as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended and in effect on April 1, 2004, or

(4) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (2) above), by any other corporation, person or entity with which it or its “affiliate” or “associate” has any agreement or arrangement or understanding for the purpose of acquiring, holding, voting, or disposing of shares of the corporation. For the purpose of determining whether a specific corporation, person or entity is the beneficial owner of one or more of the outstanding shares of the corporation, the outstanding shares of the corporation shall include shares not in fact outstanding but deemed owned through the application of clauses (b)(2)(3) and (4) above by such corporation, person or entity, but shall not include any other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants or options or otherwise.

(c)    The Board of Directors shall have the power and duty to determine for the purposes of this paragraph (6), on the basis of information known to the corporation, whether:

(1) such other corporation or entity beneficially owns more than 5% of the outstanding shares of the corporation entitled to vote in elections of Directors;

(2) a corporation, person, or entity is an “affiliate” or “associate” (as defined in paragraph (b) above) of another; and

(3) the memorandum of understanding referred to in clause (d) below is substantially consistent with the transaction covered thereby.

Any such determination shall be conclusive and binding for all purposes of this paragraph (6).

(d)    The provisions of this paragraph (6) shall not apply to:

(1) any transaction of a type addressed by paragraph 6(a)(1) or (2) if the Board of Directors of the corporation has approved a memorandum of understanding or other written agreement providing for such transaction with such other corporation prior to the time that such other corporation shall have become the beneficial owner of more than 5% of the outstanding shares of the corporation entitled to vote in elections of Directors; or after such acquisition of 5% of the outstanding shares, if 75% or more of the entire Board of Directors approve such transaction prior to its consummation; or

(2) any merger or consolidation of the corporation with, or any sale or lease by the corporation or any subsidiary thereof of any assets of, or any sale or lease by the corporation or any subsidiary thereof of any of its assets to, any corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in election of Directors is owned of record or beneficially by the corporation and its subsidiaries.

EIGHTH. Elections of directors need not be written ballot except and to the extent provided in the by-laws of the corporation or directed by a majority of the entire Board of Directors.

NINTH. No action required to be taken or which may be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

TENTH. (1) The corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by law.

      (2) No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages, for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

ELEVENTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on this application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

TWELFTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

As provided in Article Seventh, paragraph (1), the Board of Directors is expressly authorized to make, alter or repeal By-Laws of the corporation by a vote of a majority of the entire Board except as otherwise provided in the By-Laws; and the stockholders may make, alter or repeal any By-Laws whether or not adopted by them, provided however, that any such additional By-Laws, alterations or repeal by the stockholders may be adopted only by the affirmative vote of the holders of 75% or more of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of Directors (considered for this purpose as one class) at a meeting of stockholders called for such purpose.

Notwithstanding any other provision of this certificate of incorporation or the By-Laws of the corporation (and in addition to any other vote that may be required by law, this certificate of incorporation or the By-Laws) the affirmative vote of the holders of at least 75% of the outstanding shares of the capital stock of the corporation entitled to vote generally in the election of Directors (considered for this purpose as one class) shall be required to amend, alter or repeal or adopt any provision inconsistent with Article Seventh paragraph (5)(a), Article Seventh paragraph (5)(d), Article Seventh paragraph (6), Article Ninth, Article Tenth or Article Twelfth of the certificate of incorporation.

THIRTEENTH. This restated certificate of incorporation shall become effective on July 20, 2007.

IN WITNESS WHEREOF, the undersigned, being the Executive Vice President, General Counsel and Corporate Secretary of Regions Financial Corporation, does hereby execute this Restated Certificate of Incorporation this 19th day of July, 2007.

/S/ JOHN D. BUCHANAN
Name: John D. Buchanan
Title: Executive Vice President, General Counsel and Corporate Secretary